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                                                                    EXHIBIT 23.6

                    CONSENT OF KEEFE, BRUYETTE & WOODS, INC.

     We hereby consent to the use of our opinion letter dated October 7, 1997 to the Board of Directors of Central Fidelity Banks, Inc., included as Appendix C to the Proxy Statement/Prospectus of October 7, 1997 which forms part of the Registration Statement dated as of the date hereof on Form S-4 relating to the proposed merger of Central Fidelity Banks, Inc. and Wachovia Corporation and to the references to such opinion therein.

     In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            KEEFE, BRUYETTE & WOODS, INC.

                                            By: /s/         JAMES C. LOTT
                                               Name: James C. Lott
                                               Title: Vice President